Exhibit 10.22

VIKING THERAPEUTICS, INC.

2014 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: JULY 31, 2014

APPROVED BY THE STOCKHOLDERS: AUGUST 1, 2014

I.	PURPOSE

This Viking Therapeutics, Inc. 2014 Employee Stock Purchase Plan (together with each and any Sub-Plan, the “Plan”) is intended to provide eligible employees of the Company and one or more of the Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a plan designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) (although the Company makes no undertaking or representation to maintain such qualification). Each term herein that begins with initial capital letters shall have the defined meaning set forth under Section II below, or elsewhere when the term first appears and is defined.

In addition, the Plan authorizes the grant of purchase rights that do not qualify under Section 423 of the Code pursuant to Addenda adopted by the Administrator designed to achieve desired tax, securities law or other objectives for eligible employees of the Company or one or more of the Corporate Affiliates or Designated Affiliates.

II.	DEFINITIONS

For purposes of administration of the Plan, the following terms shall have the meanings indicated:

(a) “Addenda” means the rules and procedures, if any, adopted by the Administrator as a part of a Sub-Plan, pursuant to which purchase rights that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Section 423 of the Code may be granted to eligible employees in particular locations outside the United States pursuant to such Sub-Plan.

(b) “Administrator” shall be the Compensation Committee of the Board, provided that the Board may at any time (i) appoint a person or other committee to serve in such capacity, and (ii) act in lieu of the Compensation Committee of the Board on any matter authorized for administrative action under the Plan.

(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

(d) “Board” means the Board of Directors of the Company.

(e) “Company” means Viking Therapeutics, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Viking Therapeutics, Inc., which shall by appropriate action adopt the Plan.

(f) “Corporate Affiliate” means any company which is either the parent corporation or a subsidiary corporation of the Company (as determined in accordance with Section 424 of the Code), including any parent or subsidiary corporation that becomes such after the Effective Date.

(g) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

a.	any Person (other than Persons who are Employees at any time more than one year before a transaction, and their Affiliates) becomes the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities. In applying the preceding sentence, an agreement to vote securities shall be disregarded unless its ultimate purpose is to cause what would otherwise be a Corporate Transaction, as reasonably determined by the Board.

b.	the consummation of a merger or consolidation of the Company with any other Person, unless: (i) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (ii) no Person (other than Persons who are Employees at any time more than one year before the transaction, and their Affiliates) becomes the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

c.	the stockholders of the Company approve an agreement for the sale, lease, exclusive license or other disposition by the Company of all or substantially all of the Company’s assets; or

d.	the Company implements a plan for the winding up, liquidation or dissolution of the Company.

Only to the limited extent required for compliance with Section 409A of the Code, an event will be deemed a “Corporate Transaction” only if the event is also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the asset of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(h) “Designated Affiliate” means any corporation, partnership, joint venture or other business entity in which the Company owns, directly or indirectly, stock or a capital or profit interest and with respect to which the Company possesses the power to direct or cause the direction of the management and policies.

(i) “Effective Date” means at 12:01 a.m. Pacific Time on the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Shares pursuant to which the Shares are priced for the initial public offering, with the effectiveness of the Plan (and any Shares sold pursuant to the Plan) being contingent on its receipt of approval of the Company’s stockholders on or before July 31, 2015.

(j) “Eligible Earnings” means (i) the regular basic earnings paid to a Participant by one or more Viking Entities, (ii) any salary deferral contributions made on behalf of the Participant to a Code Section 401(k) Plan, Code Section 125 Plan or any nonqualified deferred compensation plan, and (iii) overtime payments, vacation pay, paid-time-off, sick pay, shift differentials, and commissions. There shall be excluded from the calculation of Eligible Earnings: (A) all distributions from profit-sharing, nonqualified deferred compensation, welfare benefits and other employee benefit plans and bonuses and other incentive-type payments, and (B) all contributions (other than salary deferral contributions made to a Code Section 401(k) Plan, Code Section 125 Plan, or any nonqualified deferred compensation plan) made by the Company or any other Viking Entity for the Participant’s benefit under any employee benefit or welfare plan now or hereafter established. For the avoidance of doubt, the Administrator may from time to time, in its sole and absolute discretion and without the approval of the stockholders of the Company, modify the categories of compensation included in or excluded from the definition of Eligible Earnings.

(k) “Employee” means any person whom the Company or any other Participating Company classifies, whether rightly or wrongly, as an employee of a Participating Company for purposes of Section 3401 of the Code.

(l) “Fair Market Value” means, as of any date of determination, the fair market value of the Shares, determined as follows:

a.	If the Shares are listed, quoted or traded on a national securities exchange, national market system or automated quotation system, the closing sales price per Share as quoted on such exchange or system (or the exchange or market with the greatest volume of trading in the Shares) on the date of determination, or, if there is no closing sales price for a Share on the date in question, the closing sales price per Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

b.	If the Shares are not listed, quoted or traded on a national securities exchange, national market system or automated quotation system, but are regularly quoted by a recognized securities dealer but selling prices are not reported, the mean of the high bid and low asked prices for a Share for such date or, if there is no high bid or low asked price for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

c.	if none of the foregoing is applicable, such value as the Administrator in its sole and absolute discretion determines in good faith in compliance with applicable laws and in a manner that complies with Section 423 of the Code.

(m) “Offering Date” means the first day of an Offering.

(n) “Participant” means any Employee who is actively participating in the Plan.

(o) “Participating Company” means the Company and each and every other Viking Entity that may be designated from time to time by the Administrator.

(p) “Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

(q) “Share” means a share of the common stock, par value $0.00001 per share, of the Company.

(r) “Sub-Plan” means each of the Company’s international sub-plans (if and when established by the Administrator pursuant to an Addenda).

(s) “Trading Day” means any day on which the exchange(s) or market(s) on which Shares are listed, including the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, is open for trading.

(t) “Viking Entity” means the Company and all Corporate Affiliates and Designated Affiliates.

III.	ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code, to adopt Addenda designed to achieve desired tax, securities law or other objectives for eligible employees of the Company or one or more of the Corporate Affiliates or Designated Affiliates in particular locations outside the United States, to settle all controversies regarding the Plan and purchase rights granted under the Plan, to correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective, and, generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and each other Participating Company. Decisions of the Administrator (or its designee) shall be final and binding on all parties who have an interest in the Plan, including all Participants.

IV.	OFFERINGS AND PURCHASE PERIODS

(a) Shares shall be offered for purchase under the Plan as determined by the Administrator through a series of successive Offerings (each, an “Offering”), each consisting of one or more purchase periods, until such time as (i) the maximum number of Shares available for issuance under the Plan shall have been purchased, or (ii) the Plan shall have been sooner terminated in accordance with Article IX below.

(b) Under no circumstances shall any purchase rights granted under the Plan be exercised, nor shall any Shares be issued hereunder, until such time as the Company shall have complied with all applicable requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any securities exchange on which the Shares are listed and all other applicable requirements established by law or regulation.

(c) The Plan shall be implemented through Offerings that each have a term of 24 months and consist of 4 consecutive purchase periods of 6 months each. Purchase periods within an Offering shall begin on or about each May 21st and November 21st; provided that the first Offering and the first purchase period shall commence on the first Trading Day for Shares after the Effective Date and shall involve an initial purchase period that ends on May 20, 2015, followed by 3 6-month purchase periods that begin on May 21, 2015, November 21, 2015 and May 31, 2016, and end on November 20, 2015, May 20, 2016 and November 20, 2016, respectively (subject to earlier termination as provided in this Plan); and provided further that, notwithstanding the foregoing: (i) if any Offering Date falls on a day that is not a Trading Day, then such Offering Date shall instead fall on the next subsequent Trading Day, and (ii) if any purchase date falls on a day that is not a Trading Day, then such purchase date shall instead fall on the immediately preceding Trading Day. Before any new purchase period within an Offering begins, the Administrator may determine that the current Offering shall end, may commence a new Offering on the first day after the end of such terminal purchase period (or any desired later date), and may decide that future Offerings shall consist of one or more consecutive purchase periods, each to be of such duration as determined by the Administrator prior to the Offering Date; provided, however, that an Offering may not exceed 27 months and no purchase period may exceed one year. The Administrator shall have sole and absolute discretion to prospectively (after at least 15 days advance notice to affected Employees) establish Offering and purchase periods at monthly, quarterly, semi-annual or annual intervals over the term of the Plan. The Administrator will announce the date each Offering will commence and the duration of that Offering (and any associated purchase period or periods) in advance of the first day of such Offering.

(d) The Participant shall be granted a separate purchase right for each Offering in which such Participant participates. The purchase right shall be granted on the Offering Date and shall be automatically exercised on the last U.S. business day of each purchase period that ends within the Offering, or any earlier day the purchase right is to be exercised hereunder.

(e) In the event that the Fair Market Value of a Share is lower at the end of any purchase period within an Offering (other than the last purchase date therein) than it was on the Offering Date for that Offering, such Offering shall automatically end on the purchase date (after giving effect to the purchases for such purchase period) and all Participants shall be deemed to have automatically withdrawn from the Offering immediately after the exercise of their option on such purchase date and to have enrolled as Participants in a new Offering that automatically begins on or about the day following such purchase date.

V.	ELIGIBILITY AND PARTICIPATION

(a) Subject to Section VIII below, each individual who is an Employee on the Offering Date of any Offering shall be eligible to participate in the Plan for each purchase period within that Offering, provided that at the time the Offering commences, the individual is customarily scheduled to work with one or more Viking Entities for more than 20 hours per week and more than five months per calendar year and the individual meets such other criteria as the Administrator may determine consistent with Section 423 of the Code. Notwithstanding any other provisions of the Plan, unless the Administrator, in its discretion, decides otherwise before any future Offering begins, any Employee who first meets the foregoing eligibility requirements after the commencement of the Offering shall, on the first day of the next purchase period that begins within the Offering, receive an option to participate in that Offering which option shall thereafter be deemed to be a part of that Offering. Such option to participate shall have the same characteristics as those originally granted under that Offering, except that:

(i) the date on which such option is granted shall be the “Offering Date” for all purposes, including determining the purchase price for each period within the Offering; provided, however, that if the Fair Market Value of the Shares on the date on which such option is granted is less than the Fair Market Value of the Shares on the first day of the Offering, then, solely for the purpose of determining the purchase price of such option, the first day of the Offering shall be the “Offering Date” for such option; and

(ii) if an Employee first meets such eligibility requirements within the 10-day period immediately prior to the commencement of a purchase period within an Offering, such Employee will not receive any option for that Purchase Period.

(b) In order to participate in the Plan for a particular Offering and any purchase period(s) therein, the Employee must complete the enrollment forms prescribed by the Administrator (including a purchase agreement and a payroll deduction authorization, the initial form of which is attached hereto as APPENDIX A) and file such forms with the Administrator (or its designee) no later than the day designated by the Administrator in its sole and absolute discretion for all Employees eligible for such Offering.

(c) The payroll deduction authorized by a Participant for purposes of acquiring Shares under the Plan may be any multiple of 1% of the Eligible Earnings of the Participant during the Offering, up to a maximum equal to 25% of the Participant’s Eligible Earnings per purchase right; provided that the Administrator may, in its sole and absolute discretion for any Offering, also or instead allow payroll deductions in dollar increments that are in no event less than $25 per pay period. The deduction rate so authorized shall continue in effect for the entire Offering and each succeeding Offering, unless the Participant shall, prior to the end of any Offering for which the purchase right will remain in effect, withdraw from the Plan by filing the appropriate form with the Administrator (or its designee). Payroll deductions will automatically cease as soon as practicable following a Participant’s withdrawal from the Offering.

VI.	SHARES SUBJECT TO PLAN

(a) The Shares purchasable by Participants under the Plan shall be authorized but unissued Shares, treasury Shares or Shares purchased on the open market in arms’ length transactions in accordance with applicable securities laws. The total number of shares that may be issued under the Plan and any present or future Sub-Plan, including any Addenda, in the aggregate shall not exceed 458,331 Shares (subject to adjustment under subsection (b) below and the annual increase described in the following sentence) (the “Share Reserve”). In addition, the Share Reserve will automatically increase on January 1st of each year commencing on January 1, 2016 and ending on (and including) January 1, 2024, in an amount equal to 1% of the total number of Shares outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Administrator may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of Shares than would otherwise occur pursuant to the preceding sentence.

(b) In the event of any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Shares, merger, consolidation, change in organization form or any other increase or decrease in the number of issued Shares effected without receipt or payment of consideration by the Company, then unless such change occurs in connection with a transaction covered by Section VII(k) below, the Administrator shall equitably adjust (i) the class and maximum number of Shares issuable in the aggregate over the term of the Plan and any Offering, (ii) the class and maximum number of Shares purchasable per Participant on any one purchase date, and (iii) the class and number of Shares and the price per Share subject to each purchase right at the time outstanding under the Plan to reflect any such transaction or event.

VII.	PURCHASE RIGHTS

An Employee who participates in the Plan for a particular Offering shall have the right to purchase Shares upon the terms and conditions set forth below and shall execute a purchase agreement and a payroll deduction authorization, the initial form of which is attached hereto as APPENDIX A, embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Administrator may deem advisable. A purchase agreement may provide that it shall remain in effect indefinitely for future Offerings, subject to (i) the individual’s right to terminate the purchase agreement by written notice to the Administrator in advance of a future Offering, and (ii) the Administrator’s sole and absolute discretion to determine during a purchase period within an Offering, by written notice to all affected Participants, that all such purchase agreements shall prospectively expire at the end of that purchase period or a designated one thereafter.

(a) Purchase Price. The U.S. Dollar purchase price per Share may not be less than, and shall initially be equal to, the lesser of (i) 85% of the Fair Market Value per Share on the Offering Date applicable to the Participant, or (ii) 85% of the Fair Market Value per Share on the date the purchase right is exercised on the last day of the purchase period.

(b) Number of Purchasable Shares. In no event shall a Participant be permitted during an Offering to purchase a number of Shares that have a Fair Market Value on the Offering Date that exceeds $75,000, or such lesser number as is determined either under Section VIII or by the Administrator. If a lower limit is set in accordance with this subsection, then all Participants will be notified of such limit prior to the commencement of the next Offering for which it is to be effective. Subject to the foregoing limitation, the number of Shares purchasable by a Participant upon the exercise of an outstanding purchase right for a purchase period shall be the number of whole Shares obtained by dividing the amount collected from the Participant through payroll deductions during each purchase period in which the purchase right remains outstanding by the purchase price in effect for that purchase period. No fractional shares will be issued under the Plan. Any remaining amount in the Participant’s account shall be automatically (i) refunded to the Participant (without interest) if the amount is greater than the purchase price of one Share on the relevant purchase date, or (ii) carried forward to the next purchase period if the amount is less than the purchase price of one Share on the relevant purchase date. Under no circumstances shall purchase rights be granted under the Plan to any Employee if such Employee would, immediately after the grant, own (within the meaning of Section 425(d) of the Code), or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates. In addition, the accrual limitations of Section VIII below shall apply to all purchase rights.

(c) Payment. Payment for Shares purchased under the Plan for an Offering shall be effected by means of the Participant’s authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the commencement date of the Offering and, unless terminated earlier pursuant to Sections VII(d) or (e) below, shall terminate with the pay day ending with or immediately prior to the last day of the Offering. The amounts so collected shall be credited to the book account maintained by the Company on the Participant’s behalf under the Plan, but no interest shall be paid on the balance from time to time outstanding in such book account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

(d) Withdrawal from Purchase Period.

(i) A Participant may withdraw from a purchase period within an Offering by filing the prescribed purchase agreement and a payroll deduction authorization with the Administrator (or its designee) on or prior to the date required by the Administrator in its sole and absolute discretion, the initial form of which is attached hereto as APPENDIX A. Upon withdrawal from a purchase period, no further payroll deductions shall be collected from the Participant with respect to that purchase period and the remainder of the Offering, and the Participant shall have the following elections with respect to any payroll deductions for the purchase period collected prior to the withdrawal date: (A) have the Company refund (without interest), in the currency originally collected, the payroll deductions which the Participant made under the Plan during that purchase period, or (B) have such payroll deductions held for the purchase of Shares at the end of such purchase period. If no such election is made, then such payroll deductions shall automatically be refunded (without interest) at or near the end of such purchase period, in the currency originally collected.

(ii) The Participant’s withdrawal from a particular purchase period shall be irrevocable and shall also require the Participant to re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) if the Participant wishes to resume participation in a subsequent purchase period.

(e) Cessation of Continuous Service/Leave of Absence. Except as provided in Section VII(l) below, if a Participant’s Continuous Service ceases while such Participant’s purchase right remains outstanding, then such purchase right shall immediately terminate and all sums previously collected from the Participant during the purchase period in which such termination occurs shall be promptly refunded (without interest) to the Participant. However, should the Participant die or become Disabled while in Employee status or should the Participant’s Continuous Service cease by reason of a leave of absence, then the Participant (or the person or persons to whom the rights of the deceased Participant under the Plan are transferred by will or by the laws of descent and distribution) shall have the election, exercisable up until the end of the purchase period in which the Participant dies or becomes Disabled or in which the leave of absence commences, to (i) withdraw all the funds in the Participant’s payroll account at the time of such Participant’s cessation of Employee status or the commencement of such leave, or (ii) have such funds held for the purchase of Shares at the end of such purchase period; provided that if the Participant was not an Employee within the three-month period before the end of the purchase period, the election set forth in clause (ii) shall not be available in cases other than the death of a Participant. If no such election is made, then such funds shall automatically be held for the purchase of Shares at the end of such purchase period. In no event, however, shall any further payroll deductions be added to the Participant’s account following such Participant’s cessation of Employee status or the commencement of such leave. Should the Participant’s Continuous Service recommence (A) within 90 days following the commencement of such Participant’s leave of absence, or (B) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Participating Company is guaranteed by statute or contract, then such Participant’s payroll deductions under the Plan shall automatically resume upon such Participant’s return at the rate in effect at the time the leave began, and if a new purchase period begins during the period of the leave, then the Participant will automatically be enrolled in that purchase period at the rate of payroll deduction in effect for him or her at the time the leave commenced, but payroll deductions for that purchase period shall not actually begin until the Participant’s Continuous Service recommences. However, an individual whose Continuous Service recommences following a leave of absence that exceeds in duration the applicable (A) or (B) time period set forth above will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent purchase period in which such Participant wishes to participate.

For purposes of the Plan: (a) “Continuous Service” means a Participant’s period of service in the absence of any interruption or termination, as an Employee. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator; provided that, in the case of this clause (iii), such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) transfers between locations of the Company or between the Company and one or more of its Affiliates, and (b) “Disabled” will have the meaning set forth in any unexpired employment agreement, offer letter, consulting agreement or similar agreement between the Company or any of its Affiliates, on the one hand, and the Participant, on the other hand. In the absence of such an agreement, or, if no such definition exists, “Disabled” means a condition under which the Participant: (I) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (II) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, entitled to receive income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company or any Affiliate thereof.

(f) Share Purchase. The Shares subject to the purchase right of each Participant (other than Participants whose purchase rights have previously terminated in accordance with Sections VII(d) or (e) above) shall be automatically purchased on the Participant’s behalf on the last U.S. business day of the purchase period for which such purchase right remains outstanding. The purchase shall be effected by applying the amount credited to each Participant’s book account, as converted into U.S. Dollars, if necessary, on the last U.S. business date of the purchase period to the purchase of whole Shares (subject to the limitations on the maximum number of purchasable Shares set forth in Section VII(b) above) at the purchase price in effect for such purchase period.

(g) Proration of Purchase Rights. Should the total number of Shares to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of Shares then available for issuance under the Plan, the Administrator shall make a pro-rata allocation of the available Shares on a uniform and nondiscriminatory basis, and any amounts credited to the accounts of Participants shall, to the extent not applied to the purchase of Shares, be refunded (without interest) to the Participants, in the currency originally collected.

(h) Stockholder Rights. A Participant shall have no rights as a stockholder with respect to Shares covered by the purchase rights granted to the Participant under the Plan, including, without limitation, any voting, dividend or other rights with respect to such Shares covered by such purchase rights, until the Shares are actually purchased on the Participant’s behalf in accordance with Section VII(f) above. Until Shares covered by the purchase rights granted to the Participant under the Plan are issued, a Participant will only have the rights of an unsecured creditor with respect to such Shares. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the purchase date.

(i) ESPP Broker Account. The Shares purchased on behalf of each Participant shall be deposited directly into a brokerage account that the Company shall establish for the Participant at a Company-designated brokerage firm. The account will be known as the ESPP Broker Account. The Administrator may adopt such policies and procedures for the Plan as it determines is appropriate, including policies and procedures regarding the transfer of Shares from a Participant’s ESPP Broker Account before those Shares have been held for the requisite period necessary to avoid a disqualifying disposition of such Shares under the U.S. Federal tax laws; provided that a Participant whose employment terminates may within 30 days thereafter direct that all Shares credited to such Participant’s ESPP Broker Account be transferred to a broker or other person designated in writing by the Participant to the Company.

(j) Assignability. No purchase rights granted under the Plan shall be assignable or transferable by a Participant other than by will or by the laws of descent and distribution, and during the Participant’s lifetime, the purchase rights shall be exercisable only by the Participant.

(k) Corporate Transaction. In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding purchase rights under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding purchase rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such purchase rights under the Plan or does not substitute similar rights for such purchase rights, then all outstanding purchase rights under the Plan shall automatically be exercised within ten business days prior to the Corporate Transaction under the outstanding purchase rights, subject, however, to the applicable limitations of Section VII(b) above, and the purchase rights will terminate immediately after such purchase.

(l) Acquisitions and Dispositions. The Administrator may, in its sole and absolute discretion and in accordance with principles under Section 423 of the Code, create special purchase periods for individuals who become Employees solely in connection with the acquisition of another company or business by merger, reorganization or purchase of stock and/or assets and may provide for special purchase dates for Participants who will cease to be Employees solely in connection with the disposition of all or a portion of any Participating Company, which purchase periods and purchase rights granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Administrator considers appropriate in the circumstances.

(m) Notice by Participants of Disqualifying Dispositions. As a condition for Plan participation, each Participant agrees that the Company shall be notified, through the ESPP Broker Account (or by the Participant in writing if the Participant’s Shares are not held therein), immediately after any sale or transfer of Shares that is both purchased through the Plan and is sold or disposed of within the two-year period beginning with the purchase period in which the Shares were purchased.

VIII.	ACCRUAL LIMITATIONS

(a) No Participant shall be entitled to accrue rights to acquire Shares pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (i) Share rights accrued under other purchase rights outstanding under the Plan, and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or any Corporate Affiliate, would otherwise permit such Participant to purchase more than US$25,000 worth of Shares of the Company or any Corporate Affiliate (determined on the basis of the Fair Market Value of such Shares on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

(b) For purposes of applying the accrual limitations of Section VIII(a) above, the right to acquire Shares pursuant to each purchase right outstanding under the Plan shall accrue as follows:

(i) The right to acquire Shares under each such purchase right shall accrue as and when the purchase right first becomes exercisable on the last U.S. business day of each purchase period the right remains outstanding.

(ii) No right to acquire Shares under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire US$25,000 worth of Shares (determined on the basis of the Fair Market Value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.

(iii) If by reason of the limitations under Section VIII(a) above, one or more purchase rights of a Participant do not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase rights shall be promptly refunded (without interest) in the currency originally collected.

(c) In the event there is any conflict between the provisions of this Article VIII and one or more other provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

IX.	AMENDMENT AND TERMINATION

(a) The Administrator may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall adversely affect purchase rights at the time outstanding under the Plan unless necessary or desirable to comply with any applicable law, regulation or rule; and provided, further, that no such action of the Administrator may, without the approval of the stockholders of the Company, increase the number of Shares issuable under the Plan (other than adjustments pursuant to Sections VI(b) and VII(b) above), alter the purchase price formula so as to reduce the purchase price specified in the Plan, or materially modify the requirements for eligibility to participate in the Plan.

(b) Without stockholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to, in addition to, and without limitation with respect to, what is permitted pursuant to Section IX(a) above, cancel or change the purchase periods, limit the frequency and/or number of changes in the amount withheld during a purchase period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed enrollment forms, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Eligible Earnings, and establish such other limitations or procedures as the Administrator determines in its sole and absolute discretion advisable that are consistent with the Plan. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its sole and absolute discretion and, to the extent necessary or desirable, without stockholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to: (i) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to a purchase period underway at the time; (ii) altering the purchase price for any purchase period, including a purchase period underway at the time of the change in purchase price; (iii) shortening any purchase period by setting a new purchase date, including a purchase period underway at the time of the Administrator action; (iv) reducing the maximum percentage of Eligible Earnings a Participant may elect to set aside as contributions under the Plan; and (v) reducing the maximum number of Shares a Participant may purchase during any purchase period.

X.	GENERAL PROVISIONS

(a) Termination. The Plan shall terminate upon the earlier of (i) ten years after its Effective Date, (ii) the date on which all Shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan, or (iii) the date determined by the Administrator.

(b) Administrative Costs. All costs and expenses incurred in the administration of the Plan by the Company shall be paid by the Company.

(c) Applicable Law. The Plan, including any appendix hereto, shall be governed by and construed in accordance with the laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

(d) Section 409A of the Code. The Plan is exempt from the application of Section 409A of the Code and any ambiguities herein will be interpreted to so be exempt from Section 409A of the Code.

(e) Not an Employment Contract. The Plan and any offer to participate hereunder do not constitute an employment contract. Nothing in the Plan or in any offer to participate hereunder will in any way alter the at-will nature of a Participant’s employment with any Viking Entity or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of any Viking Entity, or on the part of any Viking Entity to continue the employment of a Participant.

(f) Severability. In the event that any one or more of the provisions of the Plan shall be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby and such provisions shall not be deemed impaired in any other jurisdiction. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

(g) Compliance with Applicable Laws. The terms of the Plan are intended to comply with all applicable laws and will be construed accordingly.

(h) Data Privacy. As a condition to participation in the Plan, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section X(h) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Plan and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social insurance or security number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all purchases of Shares under the Plan (the “Personal Data”). In addition to transferring the Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of the Plan and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Personal Data to any third parties assisting the Company in the implementation, administration and management of the Plan and the Participant’s participation in the Plan. Recipients of the Personal Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By executing and returning a purchase agreement and a payroll deduction authorization form under the Plan, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration and management of the Plan and the Participant’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of capital stock of the Company. The Personal Data related to a Participant will be held only as long as is necessary to implement, administer and manage the Plan and the Participant’s participation in the Plan. A Participant may, at any time, view the Personal Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Personal Data with respect to such Participant, recommend any necessary corrections to the Personal Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Participant’s local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

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VIKING THERAPEUTICS, INC.

2014 EMPLOYEE STOCK PURCHASE PLAN

Appendix A:

PURCHASE AGREEMENT AND WITHDRAWAL FORM

VIKING THERAPEUTICS, INC.

2014 EMPLOYEE STOCK PURCHASE PLAN

PURCHASE AGREEMENT AND WITHDRAWAL FORM

Purpose of this Form (check desired action(s)):	and Complete Sections:
☐ Original Enrollment	1, 2, 3, 6 and 12 below

☐ Change in Payroll Deduction Rate for Subsequent Offering Period	1, 2 and 6 below

☐ Withdraw from Plan	1, 2 and 4 below

☐ Change of Beneficiary(ies)	1, 2 and 12 below

*****

1.	Date of this Form:	,

2.	My Name:

	My Social Security Number:	- -

My Permanent Address:

3. Reference is made to the Viking Therapeutics, Inc. 2014 Employee Stock Purchase Plan (the “Plan”). Capitalized terms used in this Purchase Agreement and Withdrawal Form (this “Agreement”), but not defined herein, shall have the meanings assigned to them in the Plan.

I,                                         , hereby elect to participate in the Plan and subscribe to purchase shares of common stock of Viking Therapeutics, Inc. (“Shares”) in accordance with this Agreement and the Plan. I understand that once an Offering has commenced, I may no longer increase or decrease (except as set forth in the Plan and Section 5 below) the percentage of my Eligible Earnings that I have elected to contribute to the Plan for such Offering.

4. Reference is made to the Viking Therapeutics, Inc. 2014 Employee Stock Purchase Plan (the “Plan”). Capitalized terms used in this Agreement but not defined herein, shall have the meanings assigned to them in the Plan.

I,                                         , hereby elect to stop my participation in the Plan for the current purchase period and the remainder of the current Offering. I understand that by withdrawing from the Plan during an Offering, I will be suspended from participating in the Plan for the remainder of the current Offering, and will not be participating in

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any future purchase period within the Offering. To resume Plan participation after this suspension, I understand that I must provide written notice to the Administrator (or its designee) by submitting a new properly completed and signed purchase agreement for a future Offering. Upon withdrawal, no further payroll deductions will be collected from me with respect to the Offering in effect as of the date of such withdrawal, and I will have the following election with respect to any payroll deductions for the purchase period collected prior to the withdrawal date from the Offering: (a) have the Company refund (without interest) the payroll deductions which it made under the Plan during the purchase period, or (B) have such payroll deductions held for the purchase of Shares at the end of such purchase period. If no such election is made, then such payroll deductions shall automatically be refunded (without interest) at or near the end of such purchase period. Check one of the following:

☐	I elect to have my previously collected payroll deduction refunded (without interest) to me.

☐	I elect to have my previously collected payroll deduction held for the purchase of Shares at the end of the current purchase period.

5. I hereby acknowledge receiving a copy of the Plan and the prospectus, dated             , 2014, describing its terms, and understand that my participation in the Plan is entirely voluntary, and is in all respects subject to the terms and conditions of the Plan and this Agreement.

6. I hereby authorize payroll deductions from each paycheck in the amount of             % (not to exceed 25%) of my Eligible Earnings on each payday during each purchase period within any Offering that begins after the date I have submitted this properly completed and signed Agreement to the Company. (Please note that no fractional percentages are permitted.)

7. I understand that my payroll deductions shall be accumulated for the purchase of Shares at the applicable purchase price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering, any accumulated payroll deductions will be used automatically to exercise my right to purchase such Shares at the end of each purchase period within the Offering. Any accumulated payroll contributions that remain after the purchase of Shares will be refunded (without interest) to me if the amount accumulated is greater than the purchase price of one Share, or will be carried forward to the next purchase period under the Plan in which I am eligible to participate if the amount accumulated is less than the purchase price of one Share.

8. Shares purchased for me under the Plan will be held by the Plan’s broker in my name until and unless I request issuance of the Shares in accordance with such broker’s standard procedures.

9. I understand that if I dispose of any Shares received by me pursuant to the Plan within 2 years after the first day of the purchase period in which I purchased them under the Plan, then I will be treated for Federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the Shares at the time such Shares were purchased by me over the price that I paid for such Shares.

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I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY DISPOSITION OF SHARES RECEIVED BY ME PURSUANT TO THE PLAN AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE UPON THE DISPOSITION OF SUCH SHARES. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of the Shares by me. If I dispose of such Shares at any time after the expiration of the 2-year holding period noted above, I understand that I will be treated for Federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the Shares at the time of such disposition over the purchase price that I paid for such Shares, or (b) 15% of the lesser of the fair market value of the Shares on the first day of the applicable purchase period and the last day of the applicable purchase period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain. I UNDERSTAND THAT NOTHING IN THIS AGREEMENT CONSTITUTES TAX OR LEGAL ADVICE, AND I ACKNOWLEDGE THAT THE COMPANY HAS ENCOURAGED ME TO CONSULT MY OWN TAX ADVISOR WITH REGARD TO THE TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN AND DISPOSING OF ANY SHARES.

10. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Agreement is dependent upon my eligibility to participate in the Plan.

11. The Company may, in its sole discretion, decide to deliver to me any documents related to current or future participation in the Plan by electronic means, or request my consent to participate in the Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company. . I will not raise the use of electronic delivery as a defense to the formation of a contract. If I have received this Agreement or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, I agree that the English version will control.

12. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and Shares due to me under the Plan:

BENEFICIARY’S NAME:
(First) (Middle) (Last)

Relationship to Me

(Address)

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13. Any Shares I acquire pursuant to the Plan shall be subject to any limitations on transferability imposed under the Company’s Certificate of Incorporation or Bylaws, each as may be amended or restated from time to time, and pursuant to any insider trading, “trading window” or similar policy adopted by the Company from time to time.

14. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law. For purposes of litigating any dispute that arises under this Agreement, I hereby submit to and consent to the exclusive jurisdiction of the State of California, and agree that such dispute will be handled in the courts of the County of San Diego, State of California, or the federal courts for the United States for the Southern District of California, and no other courts.

15. I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this Agreement by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing my participation in the Plan. I understand that the Company and its Affiliates may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance or security number or other identification number, salary, nationality, job title(s), any shares of stock or directorships held in the Company or any Affiliate, details of any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”). I understand that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country.

If I am located in the European Union, the following paragraph applies: I understand that I may request a list with the names and addresses of any potential recipients of Personal Data by contacting my local human resources representative. I authorize the recipients to receive, possess, use, retain and transfer Personal Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom I may elect to deposit any Shares received pursuant to the Plan. I understand that Personal Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that I may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing my local human resources representative. I understand that refusal or withdrawal of consent may affect my ability to participate in the Plan or to realize benefits from the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

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16.	By executing this Agreement, I expressly warrant that I have received, read, acknowledged and understood the Plan.

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I UNDERSTAND THAT THIS AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE PURCHASE PERIODS UNLESS TERMINATED BY ME AND CONFIRM THAT THE FOREGOING INFORMATION IS TRUE AND CORRECT IN ALL RESPECTS.

Dated:
Signature of Employee

Dated:
Spouse’s Signature
(If beneficiary other than spouse)

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